Exhibit 99.1

NEWS RELEASE

GlobalSantaFe Closes $500 Million Syndicated Bank Facility

HOUSTON, Aug. 15 /PRNewswire-FirstCall/ — Worldwide offshore oil and gas drilling contractor GlobalSantaFe Corporation (NYSE: GSF) today announced that it has closed a five-year, $500 million revolving credit facility.

Citibank and Wells Fargo Bank acted as lead arrangers of the new credit facility, which will be used for general corporate purposes. Co-documentation agents included Bank of America, HSBC Bank USA and the Royal Bank of Scotland.

“This revolving credit will provide additional financial flexibility to manage our liquidity more efficiently and improve returns on capital,” said GlobalSantaFe Senior Vice President and Chief Financial Officer Michael Dawson.

About GlobalSantaFe

GlobalSantaFe is a leading provider of offshore oil and gas drilling and drilling management services. The company owns or operates a mobile fleet of marine drilling rigs that operates in major drilling regions around the world, including premium and heavy-duty, harsh-environment jackups, semisubmersibles, and dynamically positioned ultra-deepwater drillships. More information can be found at http://www.globalsantafe.com.

Contact Information

Investors:

Richard Hoffman

(281) 925-6441

Media:

Jeff Awalt

(281) 925-6448

SOURCE GlobalSantaFe Corporation